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                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                                    EXHIBIT 15






To Delta Air Lines, Inc.:


We are aware that Delta Air Lines, Inc. has incorporated by reference in its Registration Statement Nos. 2-94541, 33-30454, 33-65391, 333-16471, 33-32618,
33-52045, 333-49553, 333-92291, 33-50175, 333-58647, and 333-30974 its Form 10-Q
for the quarter ended March 31, 2000, which includes our report dated May 12, 2000 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.




/s/ Arthur Andersen LLP

Atlanta, Georgia
May 12, 2000